STERN & CO. CONSULTING AGREEMENT

January 09, 2003

__________ xfone, inc. __________. (the "Company")

On behalf of Stern & Co. ("Stern"), I look forward to working with you as an outside business consultant. The purpose of this letter (the "Agreement") is to set forth the terms and conditions under which Stern agrees to serve the Company as an outside business consultant.

1. Services. Stern shall use its best efforts to perform the following services in a timely manner: (a) become familiar with the business and operations of the Company and review and analyze the Company's formal and informal strategic, marketing, financial and business plans and (b) advice the Company in strategic planning matters and assist in the implementation of short- and long-term strategic planning initiatives to enhance and accelerate the commercialization of the Company's business objectives.

2. Term. This Agreement shall be in effect for six (6) months from the date of acceptance by the Company.

3. Consideration. For the valuable advice and services to be provided by Stern to the Company under this Agreement, the Company will issue to Stern (i) ___ 17,500 _____ shares of the Company's common stock (the "Shares") and (ii) 17500 warrants at $3.50 which expire 10 days after the company's commencement of trading on nasadaq small cap or amex
         (iii) 17,500 warrants at $5.50. This warrant is a 5 year warrant. All compensation due to Stern under the terms of this Agreement shall be deemed earned upon execution hereof. The Shares and shares underlying the Warrants shall have anti-dilution provisions, piggy-back registrations right and cashless exercise rights.

4. Representations and Warranties. The Company represents and warrants to Stern that the statements contained in paragraph 4 are correct and complete as of the Effective Date: (a) The Company is a corporation duly organized, validly existing and active under the laws of the State of New York (b) The Company has full corporate power and authority to
         (i) conduct its business as now conducted and as a proposed to be conducted and to own, use, license, and lease its assets and properties and (ii) enter into this Agreement and to consummate the transactions contemplated herein.

5. Expenses. In addition to the consideration set forth in paragraph 3, the Company shall reimburse Stern and its affiliates, upon request, for all reasonable out-of-pocket expenses incurred in connection with the performance by Stern of its obligations under this Agreement. Out-of-pocket expenses may include necessary out-of-town travel agreed to by the Company (including meals and lodging), database services, courier charges, and fees and expenses of third parties such as legal counsel, etc. The Company shall approve such expenses in advance.

6. Indemnity. The Company agrees to indemnify, defend, and hold harmless Stern and its affiliates, directors, officers, counsel, employees, agents, members, managers, successors, assigns and controlling persons (as defined in the Act) (each, an "Indemnified Party") from and against any and all losses, claims damages, costs, expenses, and liabilities (including any investigatory, legal, and other expenses incurred as they are incurred by an Indemnified Party in connection with preparing for or defending any action, claim, or proceeding, whether or not resulting in any liability) (collectively, "Indemnifiable Losses") to which any Indemnified Party may become subject or liable relating to or a rising out of (a) the Agreement or the services to be performed under the Agreement or any agreement between the parties to this Agreement
         (b) any transactions referred to in the Agreement or any transactions arising out of the transactions contemplated by the Agreement, (c) any inaccuracy in or breach in the representations and warranties of the Company contained in this Agreement, and (d) any failure of the Company to perform its obligations under this Agreement, provided that the Company shall not be liable to an Indemnified Party in any such case to the extent that any jurisdiction to have resulted as a direct and proximate cause from the willful misconduct or gross negligence of an Indemnified Party. No Indemnified Party shall be liable, responsible, or accountable in damages and costs and expenses (including attorneys' fees) under this Agreement except fro any liability for losses, claims, damages, or liabilities finally judicially determined to have resulted solely and exclusively from actions taken or omitted to be taken as a direct result of such Indemnified Party or insufficient to fully hold any Indemnified Party harmless, then the Company agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses in such proportion as is appropriate to reflect the relative benefits received by and fault of the Company, on the one hand, and the relative benefits received by and fault of Stern, on the other hand.

7. Legal Matters. This Agreement shall be interpreted under the governed by the laws of the State of New York. Any controversy, dispute, or claim between the parties relating to this Agreement shall be resolved by binding arbitration in accordance with the rules of this American Arbitration Association.

8.       Representation.  The Company acknowledges that it has been given notice
         by        Stern         that        Stern        is        not        a
         ---------------------------------------------------------          ----
         --------- licensed securities broker-dealer and therefore Stern is not required under this Agreement or any side
         -----------------------------------------------------------------------
         agreement, whether verbally or in writing, to sell securities on behalf
         of      the       Company      or      any       issuer       ---------
         ----------------------------------------------------------   affiliated
         with the Company. Moreover, the Company acknowledges that Stern does not intend to ----------------------------- negotiate raising of capital transactions, does not intend to directly solicit purchasers of the Company's common stock, will not hold any funds or securities in a capital raising transaction, and the compensation due to Stern is not based on a specified percentage of any actual or proposed funds raised. The Company acknowledges that Stern has informed it that neither Stern nor any of its members or employees provides any legal advice or counsel. The duties of Stern shall not include auditing, valuation, accounting, computer network design or appraisal services, which shall be procured by the Company at its own expense.

9. Independent Contractor. Stern is an independent contractor and may engage in other business activities. Since Stern is an independent contractor, nothing in this Agreement shall be interrupted to constitute that Stern is an agent, employee, or partner of the Company, nor shall either party have any authority to bind the other.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes and cancels any prior communications, representations, understanding, and agreements between the parties. No modifications of or changes to this Agreement shall be binding, nor can any of is provisions be waived, unless agreed to in writing by the parties. There are no side agreements, whether verbally or in writing, between the Company and Stern.

11. Confidentiality. The parties agreed that the terms and all of the encompassing components of this Agreement shall be kept confidential, unless this information is required to be disclosed pursuant to any inquiries by federal, state, or local law enforcement or pursuant to paragraph 9.

         If the foregoing is acceptable to you, please execute this Agreement in the place provided below.


Very Truly Yours,



By:
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     Shai Z. Stern


ACCEPTED AND AGREED


Company:
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By:
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